Exhibit 21.1
LIST OF SUBSIDIARIES
OF
NV5 GLOBAL, INC.*

Name of Subsidiary	State or other Jurisdiction of Incorporation or Organization	Parent	Names under which such Subsidiaries Do Business
NV5 Holdings, Inc.	Delaware	NV5 Global, Inc.	NV5

NV5, Inc.	California	NV5 Global, Inc.	NV5 Nolte Associates Nolte Vertical Five Consilium Partners Dunn Environmental Owner’s Representative Services Zollinger Buric Buric Global Skyscene

NV5 West, Inc.	Delaware	NV5 Holdings, Inc.	NV5 Testing Engineers Southwest Vertical V Testing Engineers BTC Vertical V BTC Labs Vertical V Testing Engineers Vertical V

NV5, Inc.	Delaware	NV5 Holdings, Inc.	NV5 Vertical V - Southeast, NV5 Structures NV5 KACO, KACO Kaderabek Company PHA, Air Quality Consulting

NV5 Northeast, Inc.	Delaware	NV5 Holdings, Inc.	NV5, Vertical V - Northeast

NV5, LLC	North Carolina	NV5 Global, Inc.	NV5, AK Environmental

NV5 Consultants, Inc.	Massachusetts	NV5 Global, Inc.	NV5, Joslin Lesser & Associates

NV5, Inc.	New Jersey	NV5 Global, Inc.	NV5, RBA, NV5 New York-Engineers, Architects, Landscape Architects and Surveyors; NV5-Connecticut, NV5-Architecture

Sebesta, Inc.	Minnesota	NV5 Global, Inc.	NV5, Sebesta Sebesta East, SEDC Engineering

Dade Moeller and Associates, Inc.	North Carolina	NV5 Global, Inc.	NV5, Dade Moeller

J.B.A. Consulting Engineers, Inc.	Nevada	NV5 Global, Inc.	NV5, JBA JBA Consulting Engineers (Asia, Macau, Shanghai) Limited

JBA Consulting Engineers (Asia) Limited	Hong Kong	J.B.A. Consulting Engineers, Inc.	NV5, JBA

JBA Consulting Engineers (Asia) Limited	Macau	J.B.A. Consulting Engineers, Inc.	NV5, JBA

Hanna Engineering, Inc.	California	NV5 Global, Inc.	NV5, The Hanna Group

CivilSource, Inc.	California	NV5 Global, Inc.	NV5, CivilSource

NV5, Inc.	Commonwealth of the Northern Mariana Islands	NV5, Inc.	NV5

Bock and Clark Acquisition Corporation	Delaware	NV5 Global, Inc.	Bock and Clark

Bock and Clark Corporation	Delaware	Bock and Clark Acquisition Corporation	NV5, Bock and Clark

Bock and Clark Environmental, LLC	Ohio	Bock and Clark Acquisition Corporation	NV5, Bock and Clark

Holdrege and Kull Consulting Engineers and Geologists	California	NV5 Global, Inc.	NV5, Holdrege and & Kull

Energenze Consulting LTD	Hong Kong	JBA Consulting Engineers, Inc.	NV5, Energenz

Energenze Consulting, LLC	Delaware	JBA Consulting Engineers, Inc.	NV5, Energenz

Richard D. Kimball Company	Massachusetts	NV5 Global, Inc.	NV5, RDK, RDK Engineers

Marron and Associates, Inc.	New Mexico	NV5 Global, Inc.	NV5, Marron

NV5 LTD (HK)	Hong Kong	NV5 Global, Inc.	NV5, CSA

NV5 Engineers and Consultants, Inc.	North Carolina	NV5 Global, Inc.	NV5, Calyx

CHI Engineering Services Incorporated	New Hampshire	NV5 Global, Inc.	CHI

Celtic Energy, Inc.	Connecticut	NV5 Global, Inc.	NV5, Celtic

The Sextant Group, Inc.	Pennsylvania	NV5 Global, Inc.	The Sextant Group

Alta Environmental, L.P.	California	NV5 Global, Inc.	NV5, Alta

GeoDesign, Inc.	Oregon	NV5 Global, Inc.	NV5, GeoDesign

WHPacific, Inc.	Alaska	NV5 Global, Inc.	NV5, WHPacific

Geospatial Holdings, Inc.	Delaware	NV5 Global, Inc.	Quantum Spatial

Aero-Metric Holdings Corp	Indiana	Geospatial Holdings, Inc.	Quantum Spatial

Quantum Spatial, Inc.	Wisconsin	Aero-Metric Holdings Corp	Quantum Spatial

Quantum Spatial India Private Limited	India	Quantum Spatial, Inc.	Quantum Spatial

Quantum Spatial Canada	Canada	Quantum Spatial, Inc.	Quantum Spatial

Mediatech FZ, LLC	Dubai, UAE	NV5 Global, Inc.	Mediatech

Mediatech Information Technology	Dubai, UAE	NV5 Global, Inc.	Mediatech

As of January 2, 2021. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of NV5 Global, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.